UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 0R 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 8, 2011

                       eLayaway, Inc.
(Exact name of registrant as specified in its charter)

                       Delaware
(State or Other Jurisdiction of Incorporation)

333-148516	20-8235863
(Commission File Number)	(IRS Employer Identification No.)

1625 Summit Lake Drive, Suite 205, Tallahassee, FL	32317
(Address of Principal Executive Offices)	(Zip Code)

                      (850) 219-8210
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Election of Director.  On November 8, 2011, David Rees, Esq. was elected as an independent Director, the Chairman of the Compensation Committee, and as a member of the Audit Committee.  Mr. Rees, corporate counsel for the Company, has many years of experience in business and the law as well as serving as counsel for the Company since April 2010.  Mr. Rees, a Partner at Vincent & Rees, PA, has extensive experience with companies registered with the SEC located in the United States, Canada, Asia, India and Europe.  He has also served as CEO of a publicly traded educational software company, vice president of strategic planning of an Internet-based company, and as vice president of investment banking for Catalyst Financial.  Mr. Rees was also an attorney in the Mergers & Acquisitions and Corporate Finance departments of Skadden, Arps, Slate, Meagher & Flom.  Mr. Rees has been admitted to the New York State Bar and Utah State Bar.  He is a graduate from Weber State University and earned his Juris Doctor degree from New York University.

Appointment of Principal Officer.  On November 8, 2011, with an effective date of November 15, 2011, Susan Jones was appointed as Chief Operating Officer of the Company.  Ms. Jones is a veteran of the payment industry with fifteen years working for Discover Card Services including serving as National Relationship Manager in Franchise and Association Development, Territory Manager in key strategic markets, and as an Account Executive.  In addition to being a leader in the sale of total payment solutions, including bankcard and stored-value programs, Ms. Jones was responsible for targeted acquisition, revenue generation and enhancement, and marketing and preference programs.  She was also the recipient of the prestigious Sales Excellence Award.  Ms. Jones attended the University of Utah.

Appointment of Principal Officer.  On November 8, 2011, with an effective date of November 15, 2011, Lori Livingston was appointed as Chief Technology Officer of the Company.  Ms. Livingston is the founder, President and CEO of Transfer Online, Inc. (“TOL”) and Jagalee Development (“Jagalee” f/k/a Transfer Online Technology Development), a division of TOL.  Jagalee is serving as the Company’s third party IT division and has been instrumental in the development of the Company’s services.  Ms. Livingston, in her role as CEO of TOL, was the first in the industry to bring transfer agent services and full reporting to the Internet.  Ms. Livingston serves and has served as a director on the board of various companies.  She holds a degree from California State University where she graduated as the Julian Beck scholar.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 14, 2011

eLAYAWAY, INC.

By:	/s/ Douglas R. Salie
Douglas R. Salie
Chief Executive Office